Exhibit 23.1

To the Board of Directors

Northeast Bancorp

Lewiston, Maine

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Northeast Bancorp Amended and Restated 2010 Stock Option and Incentive Plan of our report dated September 10, 2012, related to our audit of the consolidated financial statements of Northeast Bancorp and Subsidiary for the year ended June 30, 2012 and for the period from December 29, 2010 through June 30, 2011, relating to Northeast Bancorp after the merger with FHB Formation LLC , and for the period from July 1, 2010 through December 28, 2010, relating to Northeast Bancorp before the merger with FHB Formation LLC, which is included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2012, and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ SHATSWELL, MacLEOD & Company, P.C.

SHATSWELL, MacLEOD & Company, P.C.

West Peabody, Massachusetts

January 31, 2013